UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2022
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT-L	Tel Aviv Stock Exchange
Series L Preferred Stock, $0.001 Par Value	CMCTP	Nasdaq Global Market
Series L Preferred Stock, $0.001 Par Value	CMCTP	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events
Creative Media & Community Trust Corporation (“CMCT”) is filing this Form 8-K to provide an outline of the redemption mechanics in respect of its Series L Preferred Stock which became redeemable at the option of the holders thereof at the end of November 2022. Capitalized terms used in this Form 8-K that are not defined shall have the meanings ascribed to them in the Articles Supplementary (the “Articles Supplementary”) of the Series L Preferred Stock of CMCT.
Redemption Time to Commence
The Articles Supplementary provides that, from and after the 5th anniversary of the date of original issuance of the shares of Series L Preferred Stock (November 21, 2017), each holder of shares of Series L Preferred Stock will have the right to require CMCT to redeem such shares at a redemption price equal to 100% of the Series L Stated Value (i.e., USD 28.37 per share), plus, provided the Series L Distribution Conditions are satisfied at the effective time of redemption and CMCT is otherwise permitted to pay Series L Preferred Distributions, any accrued and unpaid Series L Preferred Distributions through and including the effective date of the redemption, which is the last day of the quarter.
Redemption Procedure
Shares Held through A TASE Member
Holders of Series L Preferred Stock who hold their shares through a TASE member can exercise their redemption rights by delivering written notice to their respective TASE members during the six-day redemption period from and including the 15th day to and including the 20th day of the final month of a given quarter (March, June, September or December), which period is referenced as the” Quarterly Redemption Window.”
Shares Not Held Through A TASE Member
Investors who do not hold their shares of Series L Preferred Stock through a TASE member must deliver written notice of redemption during the Quarterly Redemption Window directly to CMCT at shareholders@creativemediacommunity.com.
Requirements relating to a Holders’ Redemption Notice
A Holder Redemption Notice must specify the number of shares of Series L Preferred Stock to be redeemed.
Any Holder Redemption Notice that is received outside the Quarterly Redemption Window for a fiscal quarter shall be null and void.
Payment by CMCT
CMCT will determine the method of payment (i.e., cash, Common Stock or a combination thereof) no later than the tenth day following the end of the quarter in which any holder exercises its right to redeem shares of Series L Preferred Stock. At that time, CMCT will file a report with the ISA and publish on its website a notice detailing the number of shares to be redeemed and the method of payment. Further, CMCT will file a report with the ISA and publish on its website a notice, indicating the exact amount of cash, in ILS, to be paid and/or the aggregate number of shares of Common Stock to be issued with respect to such redemption no later than two TASE Trading Days prior to the Holder Redemption Payment Date (as defined below).
The redemption price will be paid by the Company to any holder that exercises its right to redeem shares of Series L Preferred Stock in a given quarter on the applicable Holder Redemption Payment Date. The “Holder Redemption Payment Date” for a given quarter is, (i) with respect to each of the first three quarters of the year, the 18th day of the month following the end of such quarter (April 18, July 18, or October 18, as applicable) and (ii) with respect to the fourth quarter of the year, the Series L Preferred Distribution Payment Date occurring in the following January or, if none, such other date in the following January as is announced by CMCT.
General
Any redemption by a holder will be effective as of the last day of the quarter in which notice is timely delivered to a TASE member or CMCT, as applicable. Following the effective date of the redemption, such shares of Series L Preferred Stock so redeemed will no longer be deemed outstanding and the sole right of a holder with respect to such shares of Series L Preferred Stock will be the right to receive the redemption payment for such shares on the Holder Redemption Payment Date.

CMCT’s obligation to redeem any shares of Series L Preferred Stock is limited to the extent that (i) CMCT does not have sufficient funds available to fund any such redemption, in which case CMCT will be required to redeem with shares of Common Stock or (ii) CMCT is restricted by applicable law, CMCT’s charter or contractual obligations from making such redemption.
The summary contained herein is not an exhaustive summary of all the provisions governing the redemption of Series L Preferred Stock by a holder. A holder intending to exercise the right of redemption must review the Articles Supplementary carefully. The summary contained herein is qualified in its entirety by the Articles Supplementary. If there is any inconsistency between this summary and the Articles Supplementary, the Articles Supplementary shall govern.
Announcement of the Redemption Coordinator
CMCT will announce in due course the Redemption Coordinator for the Series L Preferred Stock. The Redemption Coordinator will facilitate certain administrative and logistical matters between CMCT and TASE members.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: December 6, 2022	By:	/s/ David Thompson David Thompson Chief Executive Officer